UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
August 31, 2016

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders
At a special meeting of stockholders (the “Special Meeting”) of First Mid-Illinois Bancshares, Inc. (the “Company”) held on August 31, 2016, 8,016,575 shares of common stock, $4.00 par value, or approximately 81.4% of the 9,843,652 shares of common stock outstanding and entitled to vote at the Special Meeting, were present in person or by proxy. Set forth below is the matter acted upon by the Company’s stockholders at the Special Meeting and the final voting results on such matter.

Proposal No. 1: Approval of the Agreement and Plan of Merger, between the Company and First Clover Leaf Financial Corp (“First Clover Leaf”), dated as of April 26, 2016 (as amended, the “Merger Agreement”), pursuant to which First Clover Leaf will merge with and into the Company, and the transactions contemplated therein, including the issuance of Company common stock in connection with the merger.

With respect to the approval of the Merger Agreement and the transactions contemplated therein, including the issuance of Company common stock to First Clover Leaf stockholders in connection with the merger, the results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,956,108	39,355	21,113	—

Proposal No. 1, having received the affirmative vote of the holders of more than a majority of the votes present, in person or by proxy, and entitled to vote on the matter at the Special Meeting, was adopted.

Item 8.01	Other Events.
On September 1, 2016, the Company and First Clover Leaf issued a joint press release announcing that each company’s stockholders had approved the Merger Agreement and the transactions contemplated therein. A copy of the joint press release making this announcement is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
99.1	Joint Press Release re: Special Meeting, dated September 1, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: September 1, 2016
By:
Joseph R. Dively
Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Joint Press Release re: Special Meeting, dated September 1, 2016